UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2025 (March 23, 2025)
WILLSCOT HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4646 E Van Buren St., Suite 400
Phoenix, Arizona 85008

(Address, including zip code, of principal executive offices)

(480) 894-6311
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of         1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2025, Erik Olsson, a member of the Board of Directors (the “Board”) of WillScot Holdings Corporation (the “Company”), informed the Board of his decision not to stand for reelection as a director at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). Mr. Olsson currently serves as non-executive Chairman of the Board. Mr. Olsson’s decision not to stand for reelection did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Item 8.01	Other Events

On March 23, 2025, the Board voted unanimously to appoint Worthing Jackman, also a member of the Board, as Chairman of the Board effective immediately following the 2025 Annual Meeting assuming he is reelected as a director at the 2025 Annual Meeting and in that context approved nominating him to stand for reelection at the 2025 Annual Meeting.

Mr. Jackman recently served as CEO and a Director of Waste Connections (NYSE/TSX: WCN), one of the largest integrated solid waste services companies in the United States and Canada, from July 2019 until April 2023, and as President from July 2018 to April 2023. He previously served as its Executive Vice President - Chief Financial Officer from September 2004 until July 2018 and as VP – Finance and Investor Relations from April 2003 until August 2004. From 1991 until April 2003, Mr. Jackman held various investment banking positions with Alex. Brown & Sons, now Deutsche Bank Securities, Inc., including most recently as a Managing Director within the Global Industrial and Environmental Services Group. Mr. Jackman has served as a Director of Quanta Services (NYSE: PWR), a leading provider of specialized infrastructure solutions to the utility, renewable energy, technology, communications, pipeline, and energy industries since May 2005.

Mr. Jackman has diversified leadership experience in businesses that share important characteristics with WillScot. He is a Qualified Financial Expert and currently serves on our Audit Committee. He holds a B.S. degree in Finance from Syracuse University and an M.B.A. from the Harvard Business School.

Additionally, on March 23, 2025, the Board of Directors unanimously approved the nomination of Dominick Zarcone, who is not currently a member of the Board, to stand for election as a director at the 2025 Annual Meeting. Mr. Zarcone most recently served as President & CEO of LKQ Corporation (NASDAQ: LKQ), a leading distributor of alternative and specialty parts to repair and accessorize automobiles and other vehicles, a position he held from June 2017 to June 2024. He previously served as its Executive Vice President and Chief Financial Officer from March 2015 to May 2017. Prior to joining LKQ, Mr. Zarcone held various leadership positions at Baird Financial Group, a capital markets and wealth management company, and certain of its affiliates, including most recently as the Managing Director and Chief Financial Officer from April 2011 to March 2015, as well as the Treasurer of Baird Funds, Inc. Between February 1995 and April 2011, he was a Managing Director of the Investment Banking department of Robert W. Baird & Company, Inc. From February 1986 to February 1995, he was with the investment banking department of Kidder, Peabody & Co., most recently as Senior Vice President. He holds a B.S. in Finance from the University of Illinois at Urbana-Champaign and an M.B.A. from the University of Chicago.

An experienced public company board director, Mr. Zarcone also serves as a member of the board of Generac Holdings, Inc. (NYSE: GNRC) and as Chairman of Meko AB (ST: MEKO). From May 2017 until May 2025, he served as a member of the board of LKQ Corporation.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Holdings Corporation

Dated: March 24, 2025	By:	/s/ Hezron Timothy Lopez
Name: Hezron Timothy Lopez
Title: Executive Vice President, Chief Legal & Compliance Officer & ESG